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Exhibit 21

                       SUBSIDIARIES OF RAYTECH CORPORATION

The following is a list of subsidiaries of Raytech Corporation as of December 28, 2003, all of which are directly or indirectly wholly-owned, except as noted.

                                                                  State of
                                                                Incorporation
                                                                -------------
Allomatic Products Company (1)                                     Delaware
609 E. Chaney Street
Sullivan, IN 47882

Raybestos Friction Products (Suzhou) Co., Ltd.                     China
Xiang Yang Road, Suzhou New District
215011 Suzhou, China

Raybestos Industrie-Produkte GmbH                                  Germany
Industriestrasse, 7
D-54497 Morbach, Germany

Raybestos Products Company                                         Delaware
1204 Darlington Avenue
Crawfordsville, IN 47933

Raybestos Reibtechnik GmbH                                         Germany
Quettingerstrasse, 220
D-51381 Leverkusen 3, Germany

Raybestos U.K. Ltd.                                                England
16, Spindus Road
Speke
Liverpool L24 1YA, England

Raybestos G.B.F. Ltd.                                              England
c/o Addleshaw Booth & Co.
100 Barbirolli Square
Manchester M2 3AB, England

Raybestos Powertrain, LLC                                          Indiana
312 S. St. Clair Street
Sullivan, IN 47882

Raybestos Automotive Components Company                            Michigan
44600 Merrill Road
Sterling Heights, MI 48314

(1)  Raytech Corporation indirectly owns 57% of the common stock.

                                                                  State of
                                                                Incorporation
                                                                -------------
Raytech Composites Europe GmbH                                     Germany
Industriestrasse, 7
D-54497 Morbach, Germany

Raytech Composites, Inc.                                           Delaware
Suite 295, Four Corporate Drive
Shelton, CT 06484

Raytech Powertrain, Inc.                                           Delaware
Suite 295, Four Corporate Drive
Shelton, CT 06484

Raytech Systems, Inc.                                              Delaware
312 S. St. Clair Street
Sullivan, IN 47882

RIH, LLC                                                           Indiana
Four Corporate Drive, Suite 295
Shelton, CT 06484

RIHL, LLC                                                          Indiana
Four Corporate Drive, Suite 295
Shelton, CT 06484

Raytech Innovative Solutions, LLC                                  Indiana
Four Corporate Drive, Suite 295
Shelton, CT 06484